UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): April 3, 2023

Aeluma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56218	85-2807351
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 Castilian Drive Goleta, California	93117
(Address of principal executive offices)	(Zip Code)

805-351-2707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: none.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As disclosed in the Current Report on Form 8-K that we filed on December 23, 2022, we entered into subscription agreements (the “Subscription Agreement”) with certain accredited investors, pursuant to which we issued an aggregate of 517,0000 shares of our common stock, par value $0.0001 per share, at a per share purchase price of $3.00, for aggregate gross proceeds of $1,551,000 (the “Offering”). On January 10, 2023, we held a second close of the Offering, pursuant to which we issued an aggregate of 214,667 shares of our common stock for aggregate gross proceeds of $644,000. On March 31, 2023, we held the third closing of the Offering, pursuant to which we issued an aggregate of 715,666 shares of our common stock for aggregate gross proceeds of $2,147,000. Accordingly, the Offering has so far resulted in total gross proceeds of $4,342,000 to the Company.

In connection with the Subscription Agreement, the Company also entered into a Registration Rights Agreement with the Investors, pursuant to which the Company agreed to register all of the shares of common stock issued in the Offering, including the shares of common stock underlying the warrant issued to the placement agent.

Pursuant to the Offering, for the third closing, the Company paid a cash placement agent fee in the amount of $117,760.10 and will issue placement agent warrants (“Placement Agent Warrants”) to purchase up to 6,720 shares of common stock at an exercise price of $3.00 per share.

The Subscription Agreement also contains customary representation and warranties of the Company and the Investors, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Subscription Agreement, Registration Rights Agreement and form of Placement Agent Warrants is qualified by reference to the full text of the forms of Subscription Agreement, Registration Rights Agreement and form of Placement Agent Warrants, which are filed as Exhibits hereto and incorporated herein by reference.

Neither this Current Report on Form 8-K, nor any exhibit attached hereto, is an offer to sell or the solicitation of an offer to buy the Shares described herein. Such disclosure does not constitute an offer to sell, or the solicitation of an offer to buy nor shall there be any sales of the Company’s securities in any state in which such offer, solicitation or sale would be unlawful. The securities mentioned herein have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investors in the Subscription Agreement, the offering and sale of the shares of common stock was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The shares of common stock have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the shares of common stock did not involve a public offering and was made without general solicitation or general advertising. The Company relied on this exemption from registration based in part on representations made by the Investors.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
4.2	Form of Placement Agent Warrant (incorporated by reference to the 8-K filed on December 23, 2022)
10.1	Subscription Agreement (incorporated by reference to the 8-K filed on December 23, 2022)
10.2	Registration Rights Agreement (incorporated by reference to the 8-K filed on December 23, 2022)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AELUMA, INC.

Date: April 5, 2023	By:	/s/ Jonathan Klamkin
Jonathan Klamkin
President, Chief Executive Officer and Director

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